Patriot National Bancorp, Inc.
Annual Shareholders Meeting
June 17, 2009
Greenwich Hyatt

Patriot National Bancorp, Inc.

Total Assets

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Patriot National Bancorp, Inc.

Total Deposits

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Patriot National Bancorp, Inc.

19 Full Service Branches in Operation June 2008

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Patriot National Bancorp, Inc.

Total Net Loans

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Patriot National Bancorp, Inc.

Real Estate Loans Geographic Distribution

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Patriot National Bancorp, Inc.

Loan Portfolio Composition

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Patriot National Bancorp, Inc.

Working Out Construction Loans in a Weak Real Estate Market

•           Significant  Increase in Non-Accrual Loans in 2008 to $80.5 Million

•            Maximum Loan to Value Ratio 65% “as Complete” at Origination

•            Average Loan to Value Ratio “as Complete” at Origination 55%

•            No Construction Loan Charge Offs in 2008

•           All Construction Spec Loans Originated in Connecticut & New York

•            Construction Advances Are Monitored by Inspectors Prior to Draws

•            Members of Management Know Area Where The Loans Are Made

•            No Large Tract Development Financed

•            Most Condo Projects Financed are Small and All Are Within the

Markets in Connecticut and Southern New York

Patriot National Bancorp, Inc.

Loan Portfolio

•            Significant Concentration in Commercial Real Estate & Construction Loans

•           No Sub-Prime Loan Exposure

•           No Option ARM’s

•           No Negative Amortization Loans

•            No High Loan To Value Ratio Real Estate Loans “At Origination”

•            No High Loan To Value Home Equity Loans Originated for Portfolio

•            Minimal Credit Card Loan And Auto Loan Exposure

•            Minimal Unsecured Loans

•            Conservative Loan to Value Standards Were Used to Underwrite and Originate Construction Loans

Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Fairfield County

# of Single Family Homes Sold (annualized), Fairfield County, 1988-Q1 2009

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Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Fairfield County

Median Single Family Home Sales Price, Fairfield County, 1988-Q1 2009

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Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Fairfield County

Single Family Homes Median Sale Pricec and # Sold, Fairfield County, 1988-Q1 2009

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Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Greenwich

# of Single Family Homes Sold, Greenwich, CT  1988-Q1 2009

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Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Greenwich

Median Single Family Home Sales Price, Greenwich, CT  1988-Q1 2009

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Patriot National Bancorp, Inc.

Housing Market from 1988 to 1st Quarter 2009 for Greenwich

Single Family Homes Median Sale Price and # Sold, Greenwich, CT  1988-Q1 2009

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Patriot National Bancorp, Inc.

Construction Loans Paid Off in 2008

•            $110.5 Million in Patriot Construction Loans Were Paid Off or Refinancd at Other Institutions

•           No Charge Offs Taken on Any Construction Loans Paid Off During 2008

•           The Average Outstanding Loan Balance on Paid Off Construction Loans Was 67% of the Sales Price on Those Loans Paid Off by Sale

Patriot National Bancorp, Inc.

Interest Rate Risk Exposure

No Long Term Fixed Rate Mortgages Held in Portfolio

Patriot National Bancorp, Inc.

Allowance For Loan Losses

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Patriot National Bancorp, Inc.

Analysis Of Allowance For Loan Losses

	2008	2007	2006	2005	2004	2003	2002
	(Thousands of Dollars)
Balance At Beginning Of Period	$5,673	$5,630	$4,588	$3,481	$2,934	$2,372	$1,894
* Net Recoveries (Charge-Offs)	(715)	(32)	2	(3)	(9)	(1)	10
Additions Charged To Operations	11,289	75	1,040	1,110	556	563	468
Balance At End Of Period	$16,247	$5,673	$5,630	$4,588	$3,481	$2,934	$2,372

Ratio of Net Recoveries (Charge-Offs)
During The Period To Average Loans

Net Charge-offs 7 Years $748,000 through December 31, 2008
Provision To Allowance For Loan Losses $15.1 Million For Same Period

Patriot National Bancorp, Inc.

Asset Quality

Investment Securities Portfolio (Available For Sale)

•            No Sub-Prime Loan Exposure In Investment Portfolio

•            All Mortgage Backed Securities Held In Portfolio Are U.S. Government Agency or Government Sponsored Agency Securities

Patriot National Bancorp, Inc.

Net Interest Income

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Patriot National Bancorp, Inc.

Significant Unusual 2008 Events

•            $11.3 Million Provisions to Allowance for Loan Losses

•            $2.1 Million Impairment Charges on Investment Grade Auction Rate Securities*

•            $1.4 Million Goodwill Impairment Charges

•            $1.05 FHLMC – 100% Write Off

* Note: All Auction Rate Securities Remain Investment Grade and
    Continue to Pay Dividends in Accordance With the Terms of the Securities

Patriot National Bancorp, Inc.

Net Income

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Patriot National Bancorp, Inc.

Earnings Per Share

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Patriot National Bancorp, Inc.

Navigating Through The Economic Storm

Steps Taken

•            The Bank Currently has a Moratorium on Construction Loans and Commercial Real Estate Loans to Reduce Exposure

•            The Bank’s Asset and Loan Growth Will be Modest

•            Re-Appraisal Program

•           Formed Experience Loan Workout Team

Patriot National Bancorp, Inc.

Steps Taken

•            Eliminated Executive Bonuses in 2008 And 2009

•            Implemented a Salary Freeze on All Officers Assistant Vice President and Above

•            Closed Long Island Lending Office

•            Reduced the Number of Salary Based Commercial  Real Estate Loan Officers by Nine

•            Reduced Annual Market Budget by 50%

•            Eliminated Common Stock Dividend

Patriot National Bancorp, Inc.

2009 Prospects

•            Non-Performing Loans Expected to Increase

•            NPL’s Expected to Peak in the 4th Quarter 2009 and Then Trend  Down in 2010

•            Continued Significant Provisions to Allowance For Loan Losses

•           Net Operating Losses

•            Writedowns of Construction Loans Until Disposed Of

•            Limited Balance Sheet and Loan Growth Until Capital is Raised

Patriot National Bancorp, Inc.

Return To Profitability

Dependent on End of Recession and
Stabilization And Improvement in
 Local Real Estate Markets

Patriot National Bancorp, Inc.

The Future

•           Fewer Competitors

•           The Bank Will Be Well Positioned Provided Capital is Raised and Problems Loans Are Resolved

•            Patriot Has 19 Full Service Branches in One of The Most Desirable Real Estate Markets in The U.S.

•            Loan and Deposit Pricing More Favorable for Banks

Patriot National Bancorp, Inc.

Annual Shareholders Meeting

June 17, 2009

Greenwich Hyatt